Exhibit 10.39

HOLDBACK AGREEMENT

This Holdback Agreement (this “Agreement”), dated as of July 17, 2023 is entered into by and between Analytical Wizards, Inc., a Delaware corporation (“Parent”), and (ii) Masheen, LLC (the “Holdback Stockholder” and, together with Parent, the “Parties” and each, individually, a “Party”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Populi, Inc., a Delaware corporation (the “Company”), and certain other parties are entering into a certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent will acquire the Company on the terms and conditions set forth in the Merger Agreement;

WHEREAS, capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement;

WHEREAS, following the Closing, William Moschella, who is the beneficial owner of Holdback Stockholder (the “Beneficial Owner”) shall be an employee of Parent or an Affiliate thereof;

WHEREAS, subject to the terms and conditions of the Merger Agreement and effective upon the Closing, the Holdback Stockholder is entitled to receive an aggregate amount of Total Closing Merger Consideration, in cash, with respect to such Holdback Stockholder’s shares of Company Capital Stock in the manner and amounts set forth in Section 1.7(a) of the Merger Agreement (the “Holdback Stockholder Aggregate Closing Consideration”);

WHEREAS, for the avoidance of doubt, in no event shall the Holdback Stockholder Aggregate Closing Consideration include any portion of the Holdback Stockholder’s entitlement to the Escrow Funds, the Expense Fund, the Earnout Payment Amounts or any change in control bonus payable at Closing;

WHEREAS, (a) eighty percent (80%) of the Holdback Stockholder Aggregate Closing Consideration shall be paid to the Holdback Stockholder in accordance with Section 1.9 of the Merger Agreement, and (b) the remaining twenty percent (20%) of the Holdback Stockholder Aggregate Closing Consideration shall be held back and paid to the Holdback Stockholder in the form of cash (the “Holdback Consideration”) in accordance with the terms and conditions of this Agreement; and

WHEREAS, in connection with the Merger Agreement and as a condition to the transactions contemplated thereby, the Holdback Stockholder has agreed to enter into this Agreement and to become bound by the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.
Certain Definitions.

“Affiliate” shall mean, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Cause” shall mean any of the following: (a) Beneficial Owner’s failure to substantially perform Beneficial Owner’s duties or obey lawful directives from Parent or any of its Affiliates that continues after receipt of written notice from Parent or any of its Affiliates and a thirty (30) day opportunity to cure; (b) gross misconduct or gross negligence in the performance of Beneficial Owner’s duties; (c) fraud, embezzlement, theft, or any other act of material dishonesty or misconduct; (d) conviction of, indictment for, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (e) a material breach of any agreement with Parent or any of its Affiliates, including any restrictive covenant applicable to Beneficial Owner; or (f) a material violation of any Parent policy (including, without limitation, with respect to harassment).

“Disability” shall mean that Beneficial Owner is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that would reasonably be expected to (a) result in Beneficial Owner’s death, or (b) last for a continuous period of not less than twelve (12) months.

“First Holdback Release Date” shall mean December 31, 2023, plus the Leave Period (to the extent applicable pursuant to Section 2(c)(iv).

“Fifth Holdback Release Date” shall mean December 31, 2024, plus the Leave Period (to the extent applicable pursuant to Section 2(c)(iv).

“Final Holdback Release Date” shall mean September 30, 2025, plus the Leave Period (to the extent applicable pursuant to Section 2(c)(iv).

“Fourth Holdback Release Date” shall mean September 30, 2024, plus the Leave Period (to the extent applicable pursuant to Section 2(c)(iv).

“Good Reason” shall mean Beneficial Owner’s resignation within thirty (30) days following the expiration of any Parent cure period (discussed below) following the occurrence of one or more of the following, without Beneficial Owner’s express written consent: (a) a material reduction in Beneficial Owner’s base salary, which the parties agree is a reduction of 10% or more of Beneficial Owner’s base salary (unless pursuant to an overall reduction program applicable generally to Parent’s similarly situated employees); (b) a material reduction in Beneficial Owner’s target bonus, which the parties agree is a reduction of 10% or more of Beneficial Owner’s target bonus (unless pursuant to an overall reduction program applicable generally to Parent’s similarly situated employees); (c) Parent’s or Parent’s Affiliates’ material breach of any material agreement between Parent or its Affiliates, on the one hand and the Beneficial Owner, on the other hand; or (d) a material change in the geographic location of Beneficial Owner’s primary work facility or location; provided, that a relocation of less than thirty (30) miles from Beneficial Owner’s then present location will not be considered a material change in geographic location. Beneficial Owner will not resign for Good Reason without first providing Parent or its Affiliate with written notice of the acts or omissions constituting the grounds for “Good Reason” within thirty (30) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice if such act or omission is capable of cure, and such resignation shall not be considered to be for Good Reason if the grounds for Good Reason have been cured during such cure period.

“Holdback Release Date” shall mean, as applicable, (a) the First Holdback Release Date, (b) the Second Holdback Release Date, (c) the Third Holdback Release Date, (d) the Fourth Holdback Release Date, (e) the Fifth Holdback Release Date, (f) the Sixth Holdback Release Date, (g) the Seventh Holdback Release Date or (h) the Final Holdback Release Date.

“Leave Period” shall mean that number of days equal to: (a) the aggregate number of days of Approved Leave taken by the Beneficial Owner prior to the applicable Holdback Release Date, minus (b) sixty (60) days.

“Second Holdback Release Date” shall mean March 31, 2024, plus the Leave Period (to the extent applicable pursuant to Section 2(c)(iv).

“Seventh Holdback Release Date” shall mean June 30, 2025, plus the Leave Period (to the extent applicable pursuant to Section 2(c)(iv).

“Sixth Holdback Release Date” shall mean March 31, 2025, plus the Leave Period (to the extent applicable pursuant to Section 2(c)(iv).

“Third Holdback Release Date” shall mean June 30, 2024, plus the Leave Period (to the extent applicable pursuant to Section 2(c)(iv).

“Termination Event” shall mean the Beneficial Owner’s employment with Parent or any of its Affiliates or subsidiaries is terminated before full payment of the Holdback Consideration either (i) by Parent (or its Affiliate or subsidiary, as applicable) without Cause or due to the Beneficial Owner’s death or Disability, or (ii) by the Beneficial Owner for Good Reason.

2.
Holdback Consideration; Conditions for Payment.
(a)
Holdback Consideration. The Holdback Stockholder agrees and acknowledges that the Holdback Consideration shall be subject to the terms and conditions set forth in this Agreement, including the forfeiture conditions set forth in Section 2(c)(ii) .
(b)
Restrictions. Subject to Section 2(c) of this Agreement, so long as the Beneficial Owner remains employed by Parent or any of its Affiliates or subsidiaries, the Holdback Consideration shall be paid to the Holdback Stockholder as follows:
(i)
as promptly as practicable following the First Holdback Release Date, but in no event more than ten (10) Business Days thereafter, twelve and one half percent (12.5%) of the Holdback Consideration shall be paid to the Holdback Stockholder;
(ii)
as promptly as practicable following the Second Holdback Release Date, but in no event more than ten (10) Business Days thereafter, twelve and one half percent (12.5%) of the Holdback Consideration shall be paid to the Holdback Stockholder;
(iii)
as promptly as practicable following the Third Holdback Release Date, but in no event more than ten (10) Business Days thereafter, twelve and one half percent (12.5%) of the Holdback Consideration shall be paid to the Holdback Stockholder;
(iv)
as promptly as practicable following the Fourth Holdback Release Date, but in no event more than ten (10) Business Days thereafter, twelve and one half percent (12.5%) of the Holdback Consideration shall be paid to the Holdback Stockholder;
(v)
as promptly as practicable following the Fifth Holdback Release Date, but in no event more than ten (10) Business Days thereafter, twelve and one half percent (12.5%) of the Holdback Consideration shall be paid to the Holdback Stockholder;
(vi)
as promptly as practicable following the Sixth Holdback Release Date, but in no event more than ten (10) Business Days thereafter, twelve and one half percent (12.5%) of the

Holdback Consideration shall be paid to the Holdback Stockholder;
(vii)
as promptly as practicable following the Seventh Holdback Release Date, but in no event more than ten (10) Business Days thereafter, twelve and one half percent (12.5%) of the Holdback Consideration shall be paid to the Holdback Stockholder; and
(viii)
as promptly as practicable following the Final Holdback Release Date, but in no event more than ten (10) Business Days thereafter, twelve and one half percent (12.5%) of the Holdback Consideration shall be paid to the Holdback Stockholder.

For the avoidance of doubt, for purposes of this Section 2(b), the Beneficial Owner shall be deemed to be employed by Parent or any of its Affiliates or subsidiaries during the period of any Approved Leave (as defined below).

(c)
Termination of Employment or Service.
(i)
In the event of a Termination Event before the Final Holdback Release Date, Parent shall pay, or cause to be paid, the unpaid portion of the Holdback Consideration to the Holdback Stockholder as promptly as practicable following the date of the Termination Event, but in no event more than ten (10) Business Days thereafter.
(ii)
In the event that the Beneficial Owner’s employment or service with Parent or any of its Affiliates or subsidiaries terminates before the Final Holdback Release Date for any reason other than a Termination Event, the Holdback Stockholder shall forfeit all of the Holdback Consideration that has not previously become due and payable pursuant to the terms of this Agreement, effective as of such termination date, and without any further action by or on behalf of the Holdback Stockholder, Beneficial Owner, Parent or any other Person.
(iii)
For purposes of this Agreement, subject to the other terms of this Agreement, the transfer of the Beneficial Owner’s employment with Parent or any of its Affiliates or subsidiaries to employment with a different Affiliate or subsidiary of Parent, or, in the case of transfer of the Beneficial Owner’s employment with an Affiliate or subsidiary of Parent to employment with Parent, or a change in status of Beneficial Owner from an employee to a consultant of Parent or any of its Affiliates will not be deemed a termination of employment or service hereunder.
(iv)
For purposes of this Agreement, the Beneficial Owner’s employment or service with Parent or any of its Affiliates or subsidiaries shall not be deemed to terminate when the Beneficial Owner is on an approved (as determined in accordance with the standard approval policies of Parent or its Affiliate or subsidiary, as applicable) leave of absence for military service or sickness (whether or not such sickness is a Disability), or for any other purpose approved by Parent (or its Affiliate or subsidiary, as applicable) or if the Beneficial Owner’s right to reemployment is guaranteed by statute or other applicable Law (any of the foregoing, an “Approved Leave”). Unless Parent (or its Affiliate or subsidiary, as applicable) provides otherwise, if the Beneficial Owner takes one or more Approved Leaves that exceed sixty (60) days in the aggregate, the Leave Period shall not count toward the vesting of the unpaid Holdback Consideration and the applicable Holdback Release Date shall be extended by the Leave Period. Unless Parent (or its Affiliate or subsidiary, as applicable) provides otherwise, the Beneficial Owner’s employment terminates in any event when the Approved Leave or other guaranteed absence ends unless the Beneficial Owner returns to active employee work as soon as practicable thereafter.

3.
Representations and Warranties. The Holdback Stockholder hereby represents and warrants, the following:
(a)
Authorization.
(i)
The Holdback Stockholder has all requisite power and authority to execute and deliver this Agreement and to carry out and perform Holdback Stockholder’s obligations under this Agreement. All actions on the part of the Holdback Stockholder necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of Holdback Stockholder’s obligations under this Agreement, has been taken or will be taken prior to the Closing.
(ii)
This Agreement, when executed and delivered by the Holdback Stockholder, will constitute a valid and legally binding obligation of the Holdback Stockholder, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.
(iii)
No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Body or third Person is required to be obtained by the Holdback Stockholder in connection with the execution and delivery of this Agreement by the Holdback Stockholder or the performance of the Holdback Stockholder’s obligations hereunder.
(b)
Tax Acknowledgements. Holdback Stockholder has had an opportunity to consult with Holdback Stockholder’s own tax advisors. Holdback Stockholder is relying solely on Holdback Stockholder’s own tax advisors and not on any statements or representations of Parent, Merger Sub, the Company, or any of their respective agents or representatives. Holdback Stockholder understands that Holdback Stockholder (and not Parent, Merger Sub, the Company, or any of their agents or representatives) shall be responsible for any tax liability of Holdback Stockholder that may arise as a result of the transactions contemplated by this Agreement.
4.
Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received

(a) upon receipt when delivered by hand, (b) upon transmission, if sent by electronic transmission (with receipt verified by electronic confirmation), or (c) one Business Day after being sent by courier or express delivery service, provided that in each case the notice or other communication is sent to the address or set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto):

(i)
if to Parent, to:

Analytical Wizards, Inc. 492 Old Connecticut Path Suite 401

Framingham, MA 01701 Attention: Matthew Ruderman

Email: AskLegal@definitivehc.com

with a copy to (which shall not constitute notice): Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

(ii)
if to the Holdback Stockholder, to the address set forth in the Holdback Stockholder’s signature block with a copy (which shall not constitute notice) to Morrison Foerster LLP and Shipman & Goodwin LLP.

5.
Miscellaneous.
(a)
Termination. Subject to Section 5(b) hereof, this Agreement shall terminate upon the earlier to occur of (i) the date of termination of the Merger Agreement, and (ii) the date upon which all of the Holdback Consideration has been paid or forfeited pursuant to Section 2 hereof.
(b)
Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive notwithstanding the Closing or the termination of this Agreement.
(c)
Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format will be sufficient to bind the parties to the terms and provisions of this Agreement.
(d)
Binding Effect; Successors. This Agreement, the Merger Agreement and the documents and instruments and other agreements among the Parties referenced herein constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the Parties with respect to the subject matter hereof. This Agreement (i) is not intended to confer upon any other person any rights or remedies hereunder and (ii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to any of its Affiliates or subsidiaries and any references hereunder to “Parent” shall be deemed to be references to such assignee, as applicable.
(e)
Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
(f)
Other Remedies. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(g)
Modifications. This Agreement may not be altered or modified without the express written consent of the Parties. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

(h)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
(i)
Waiver of Jury Trial. EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(j)
Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth in the preamble of this Agreement.

HOLDBACK STOCKHOLDER:

/s/ William Moschella
Masheen, LLC
By:	William Moschella
Its:	Managing Director

Address:	[********************************]
Telephone No:	[**************]
Email:	[************************]

Beneficial Owner

Name:	William Moschella

Address:	[********************************]
Telephone No:	[**************]
Email:	[************************]

[SIGNATURE PAGE TO HOLDBACK AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth in the preamble of this Agreement.

HOLDBACK STOCKHOLDER:

Masheen, LLC
By:	William Moschella
Its:	Managing Director

Address:	[********************************]
Telephone No:	[**************]
Email:	[************************]

Beneficial Owner

/s/ William Moschella
Name:	William Moschella

Address:	[********************************]
Telephone No:	[**************]
Email:	[************************]

[SIGNATURE PAGE TO HOLDBACK AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth in the preamble of this Agreement.

ANALYTICAL WIZARDS, INC.

By:	/s/ Matt Ruderman
Name:	Matthew Ruderman
Title	Secretary

[SIGNATURE PAGE TO HOLDBACK AGREEMENT]